SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


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                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

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        Date of Report (Date of earliest event reported): August 26, 2007


                          CAROLINA NATIONAL CORPORATION




Incorporated under the     Commission File No. 000-50257      I.R.S. Employer
laws of South Carolina                                        Identification No.
                                                                 571101005


                                1350 Main Street

                         Columbia, South Carolina 29201

                             Telephone: 803-779-0411


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 26, 2007, Carolina National Corporation ("Carolina National") entered into an agreement and plan of merger with First National Bancshares, Inc. ("First National"). Pursuant to the agreement, Carolina National will merge with and into First National and each of Carolina National's shareholders will be entitled to receive in exchange for each share of Carolina National common stock one of the following: (i) 1.4678 shares of First National common stock, (ii) $21.65 in cash, or (iii) a combination of both stock and cash. In total, the merger consideration will be allocated as follows: 70% of Carolina National's outstanding shares of common stock will be exchanged for shares of First National common stock and 30% of Carolina National's outstanding shares of common stock will be exchanged for cash. Cash will also be paid in lieu of fractional shares.

The closing of the merger is expected to occur in the fourth quarter of 2007. Both boards of directors have approved the merger agreement and will submit the merger agreement to their respective shareholders for approval. The merger agreement is also subject to regulatory approvals and other customary closing conditions. The merger agreement contains customary representations, warranties and covenants of both First National and Carolina National.



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SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   CAROLINA NATIONAL CORPORATION
                                  (Registrant)



Date:  August 30, 2007             By: s/Roger B. Whaley
                                      -------------------------------
                                    Roger B. Whaley
                                    President